Exhibit 99.1

For Immediate Release

Ditech Networks Reports Financial Results For The Three Month Periods Ending July 31, 2011 and 2010.

MOUNTAIN VIEW, Calif., September 8, 2011

Ditech Networks, Inc. (NASDAQ: DITC), a leader in voice solutions for quality and transcription, reported financial results for the three month periods ending July 31, 2011 and 2010.

The financial results for the quarter were as follows:

•                  Revenues were $3.7 million, down from $5.3 million last quarter and $4.0 million in the corresponding period last year.

•                  GAAP operating expense for the quarter was $4.3 million, down from $4.7 million in the previous quarter and $5.7 million for the corresponding quarter last year.

•                  Non-GAAP (1) operating expenses were $4.2 million.

•                  GAAP Net loss for the quarter was $2.9 million or $0.11 per share.

•                  Non-GAAP (1) net loss for the quarter was $2.7 million or $0.10 per share.

(1)          A reconciliation of the non-GAAP to GAAP financial measures for the three month periods ended July 31, 2011 and 2010 is included at the end of this press release. These non-GAAP financial measures exclude stock-based compensation expense, expense related to amortization of purchased intangible assets, and severance and restructuring costs.

“I am very pleased with the results of our PhoneTag offering, despite our disappointing revenue for the quarter overall. PhoneTag revenue surpassed $1 million for the quarter for the first time. This is a significant milestone for us” said Ken Naumann, president and CEO. “Moreover, earlier in the week,we announced that the company recently entered into a contract with a major European mobile carrier for voice to text services.  Ditech Networks is now working closely with this carrier to trial and launch voicemail to text and related applications to mobile subscribers across Europe.”

“While we are disappointed in the revenue results for our voice quality assurance (VQA) products in the first quarter, and we expect challenges to achieve our VQA second quarter revenue goals, historically we have seen the majority of our VQA revenue in the latter half of our fiscal year, due primarily to the customary timing of purchases from our largest customers occurring at those times.  We are optimistic that this trend will be repeated this year.”

Since the beginning of the quarter, Ditech Networks:

•                  Announced that Paetec, the largest Competitive Local Exchange Carrier in the US, has selected PhoneTag as its voice to text solution.   This was in addition to a number of wins at smaller carriers.

•                  Signed an agreement for PhoneTag services with a carrier in Central America, which serves as an endorsement of its multiple language capabilities.

•                  Appointed Ken Naumann as President & CEO in late May.

•                  Reduced operating expenses overall through ongoing cost savings measures.

•                  Invested in a sales team dedicated to PhoneTag.

Ditech Networks believes that the voice-to-text market will continue to accelerate in the coming quarters. Multiple carriers are in the process of RFI’s and RFP’s as well as early market tests of the PhoneTag product.  “While the VQA business has been difficult, we believe that our products have value as networks move more fully towards VoIP and as 4G networks start to roll out,” said Mr. Naumann.    “Additionally, we see further reductions in expenses coming primarily from a reduction in lease and related facility expenses, and further headcount reductions. At the end of the first quarter a 25,000 sq. ft building lease expired and a headcount reduction took place.  Moreover, some non-recurring expenses from the first quarter should assist us in lowering our operating expense as much as $500,000 in the second quarter. These reductions will be partially offset by further development in our voice services sales team and related expenses.”

About Ditech Networks

Ditech Networks provides advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and it is currently developing compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 20 years of deployments with communications providers around the world, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, Telus, and West Corporation. Ditech Networks is headquartered in Mountain View, California.

Forward Looking Statement

The statements in this press release with respect to Ditech Networks’ optimism that the trend previously experienced with the majority of VQA revenue coming in the latter half of the fiscal year, its belief that the voice-to-text market will continue to accelerate in the coming quarters, and its expectations as to reductions in expense are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including: Ditech Networks’ VQA business is substantially dependent upon a small number of large customers, and they delay in orders, or the loss of one of these customers, could have a substantial negative effect on Ditech Networks’s revenues; the PhoneTag business continues to remain a relatively new business for Ditech, and so Ditech Networks may not experience the demand for its new products and services that it currently expects; larger carriers may delay deploying more automated voicemail to text solutions due to capital expenditure constraints, technical integration difficulties or other reasons, which may restrain the growth of this market; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks may experience unexpected expenses as a result of its restructurings or the need to invest more in its PhoneTag business than it currently anticipates, which could cause expenses to not decline as Ditech Networks expects; as well as those detailed in Ditech Networks’ Annual Report on Form 10-K for the period ended April 30, 2011 (filed July 28, 2011 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1.               Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.               Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3.               These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4.               These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

1.               Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future.

2.               Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

3.               Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

4.               Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:

Karl Brown, VP Marketing (650)-623-1346
Bill Tamblyn, Chief Financial Officer (650)-623-1309

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	April 30,
	2011	2011

Assets
Cash, cash equivalents and investments	$25,574	$27,522
Accounts receivable, net	2,087	1,851
Inventories	4,753	4,689
Property and equipment, net	990	1,164
Purchased intangibles	121	441
Other assets	4,980	5,051

Total Assets	$38,505	$40,718

Liabilities and Stockholders’ Equity
Accounts payable	$1,180	$858
Accrued expenses and other short-term accrued liabilities	1,779	1,632
Deferred revenue	656	530
Income taxes payable	59	50

Total Liabilities	3,674	3,070

Stockholders’ equity	34,831	37,648

Total Liabilities and Stockholders’ Equity	$38,505	$40,718

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three Month Periods Ended July 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,
	2011	2010

Revenue	$3,689	$4,039

Cost of goods sold	2,204	2,239

Gross profit	1,485	1,800

Operating expenses:
Sales and marketing	1,378	2,030
Research and development	1,852	2,188
General and administrative	1,063	1,435
Amortization of purchased intangible assets	20	20

Total operating expenses	4,313	5,673

Loss from operations	(2,828)	(3,873)

Other income (expense), net	(19)	(9)

Loss before provision for income taxes	(2,847)	(3,882)

Provision for income taxes	15	1

Net loss	$(2,862)	$(3,883)

Basic net loss per share:	$(0.11)	$(0.15)
Diluted net loss per share	$(0.11)	$(0.15)

Weighted shares used in per share calculation:
Basic	26,419	26,346
Diluted	26,419	26,346

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$13	$21
Sales and marketing	49	109
Research and development	47	61
General and administrative	(100)	157

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three Month Periods Ended July 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,
	2011	2010

GAAP gross profit	$1,485	$1,800
Add back severance and restructuring costs	45	—
Add back stock-based compensation	13	21
Non-GAAP gross profit	$1,543	$1,821

GAAP gross margin	40.3%	44.6%
Add back severance and restructuring costs	1.2%	0.0%
Add back stock-based compensation	0.4%	0.5%
Non-GAAP gross margin	41.9%	45.1%

GAAP sales and marketing expense	$1,378	$2,030
Add back (deduct) severance and restructuring costs	(49)	—
Deduct stock-based compensation	(49)	(109)
Non-GAAP sales and marketing expense	$1,280	$1,921

GAAP research and development expense	$1,852	$2,188
Add back (deduct) severance and restructuring costs	(28)	—
Deduct stock-based compensation	(47)	(61)
Non-GAAP research and development expense	$1,777	$2,127

GAAP general and administrative expense	$1,063	$1,435
Deduct severance and restructuring costs	—	—
Deduct stock-based compensation	100	(157)
Non-GAAP general and administrative expense	$1,163	$1,278

GAAP total operating expenses	$4,313	$5,673
Deduct:
Severance and restructuring costs	(77)	—
Stock-based compensation expense	4	(327)
Amortization of purchased intangibles	(20)	(20)
Non-GAAP total operating expenses	$4,220	$5,326

GAAP loss from operations	$(2,828)	$(3,873)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	151	368
Non-GAAP loss from operations	$(2,677)	$(3,505)

GAAP loss before provision for income taxes	$(2,847)	$(3,882)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	151	368
Non-GAAP loss before provision for income taxes	$(2,696)	$(3,514)

GAAP provision for income taxes	$15	$1
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	—	—
Non-GAAP provision for income taxes	$15	$1

GAAP net loss	$(2,862)	$(3,883)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	151	368
Non-GAAP net loss	$(2,711)	$(3,515)

GAAP diluted net loss per share	$(0.11)	$(0.15)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	0.01	0.02
Non-GAAP diluted net loss per share	$(0.10)	$(0.13)

Shares used in computing net loss per share
Diluted-GAAP	26,419	26,346
Diluted-Non-GAAP	26,419	26,346